NEWS RELEASE

NETGEAR® REPORTS FOURTH QUARTER AND FULL YEAR 2012 RESULTS

•	Fourth quarter 2012 net revenue of $310.4 million, as compared to $309.2 million in the comparable prior year quarter

•	Fourth quarter 2012 non-GAAP net income of $21.5 million, as compared to $26.5 million in the comparable prior year quarter, decrease of 18.9% year-over-year

•	Fourth quarter 2012 non-GAAP diluted earnings per share of $0.55, as compared to $0.69 in the comparable prior year quarter, decrease of 20.3% year-over-year

•	2012 net revenue was $1.27 billion, as compared to $1.18 billion in 2011, 7.7% year-over-year growth

•	2012 non-GAAP net income of $99.4 million, as compared to $105.2 million in 2011, decrease of 5.5% year-over-year

•	2012 non-GAAP diluted earnings per share of $2.57, as compared to $2.77 in 2011, decrease of 7.2% year-over-year

•	Company expects first quarter 2013 net revenue to be in the range of $290 million to $305 million, with non-GAAP operating margin in the range of 11% to 12%

SAN JOSE, California - February 12, 2013 - NETGEAR, Inc. (NASDAQGM: NTGR), a global networking company that delivers innovative products to consumers, businesses and service providers, today reported financial results for the fourth quarter and full year ended December 31, 2012.

Net revenue for the fourth quarter ended December 31, 2012 was $310.4 million, as compared to $309.2 million for the fourth quarter ended December 31, 2011, and $315.2 million in the third quarter ended September 30, 2012. Net income, computed in accordance with GAAP, for the fourth quarter of 2012 was $16.1 million, or $0.41 per diluted share. This compared to GAAP net income of $22.8 million, or $0.60 per diluted share, for the fourth quarter of 2011, and GAAP net income of $23.8 million, or 0.61 per diluted share, in the third quarter of 2012.

Gross margin on a non-GAAP basis in the fourth quarter of 2012 was 30.0%, as compared to 31.1% in the year ago comparable quarter, and 31.6% in the third quarter of 2012. Non-GAAP operating margin was 11.4% in the fourth quarter of 2012, as compared to 12.4% in the fourth quarter of 2011, and 11.5% in the third quarter of 2012. Non-GAAP net income was $0.55 per diluted share in the fourth quarter of 2012, as compared to non-GAAP net income of $0.69 per diluted share in the fourth quarter of 2011, and non-GAAP net income of $0.65 per diluted share in the third quarter of 2012.

Our non-GAAP tax rate was 39.4% in the fourth quarter 2012, as compared to 30.5% in the fourth quarter of 2011, and 30.3% in the third quarter of 2012. The higher fourth quarter 2012 tax rate reflects a shift in revenues and profits, to the Americas where tax rates are higher. The fourth quarter 2012 non-GAAP tax rate also did not include any one-time tax rate benefit which was included in the tax rate for the third quarter of 2012, and which accounted for an incremental $0.05 per diluted share of earnings for the third quarter of 2012.

Net revenue for the full year 2012 was $1.27 billion, a 7.7% increase as compared to $1.18 billion for 2011. Non-GAAP income from operations for the full year 2012 was $147.7 million, as compared to non-GAAP income from operations of $145.8 million for the full year 2011. Net income, computed in accordance with GAAP, for 2012 was $86.5 million, or $2.23 per diluted share. This net income was a 5.4% decrease compared to net income of $91.4 million, for 2011. Earnings per share, computed in accordance with GAAP, was $2.41 per diluted share for the full year 2011.

The differences between GAAP and non-GAAP financial measures include adjustments, net of any tax effect, for amortization of purchased intangibles, stock-based compensation, restructuring and other charges, acquisition related compensation and expense, impact to cost of sales from acquisition accounting adjustments to inventory, litigation reserves, and gain on sale of cost method investment. The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR commented, “The worldwide macroeconomic environment proved challenging for us during the second half of 2012. In the fourth quarter, we witnessed reduced spending among our service provider customers and Commercial Business Unit customers. Despite this, our Retail Business Unit experienced the best fourth quarter sequential growth in the last three years. We are very pleased with the share gain against our retail competitors worldwide. We introduced 32 new products in the fourth quarter of 2012 and once again, we were a double honoree this year in the CES Innovations Design and Engineering Awards competition.”

“Our fourth quarter 2012 Retail Business Unit net revenue was up 12% sequentially, and up 5% for the full year. The fourth quarter was a record quarter in terms of net revenue for our Retail Business Unit driven by strong share gain in the U.S. and other international markets. Our fourth quarter 2012 Service Provider Business Unit net revenue was down 12% sequentially, but up an impressive 25% year-over-year for the full year of 2012. Upon closing, we expect our recently announced acquisition of the Sierra Wireless, Inc. AirCard business to drive global growth for our Service Provider Business Unit by combining a world-class LTE engineering team with our world-class Wi-Fi engineering team. We believe that fixed mobile broadband gateways will be the internet access device of choice for the estimated four and a half billion people currently not connected to high speed broadband internet because of poor wireline telecommunications infrastructure. The AirCard acquisition is a significant step forward in addressing this nascent market. Our fourth quarter 2012 Commercial Business Unit net revenue was down 7% sequentially and down 7% for the full year due to cautious spending for information technology in the uncertain business climate, especially in Europe.”

Christine Gorjanc, Chief Financial Officer of NETGEAR, said, “While the slowdown faced in the second half of 2012 has been challenging, we remain committed to pursuing the growth opportunities we see in Smart Homes, Next Generation Service Providers and 21st Century SMBs. We are maintaining financial discipline while continuing to drive innovation with historically higher expenditures in research and development. Our research and development expenditure allows us to execute our first-to-market strategy and consistently meet the demand for next generation wireless connectivity products within the markets that we serve. We maintain a strong balance sheet and continue to closely manage our expenses, inventory and cash.”

Mr. Lo added, “Looking forward, our plan for 2013 calls for organic growth in revenue and profits with further incremental growth once the AirCard acquisition is complete.  We expect the first half of 2013 to be tempered by reduced spending from our service provider customers and macroeconomic uncertainty with growth in the second half of the year.  Specifically, we expect first quarter 2013 net revenue to be in the range of $290 to $305 million and non-GAAP operating margin between 11% and 12%, which does not include revenues or costs associated with the AirCard acquisition. For the full year 2013, we expect our annualized non-GAAP tax rate to be approximately 33%.”

“In 2013, we expect to continue to drive growth via aggressive new product introductions. We currently expect our 802.11ac WiFi equipment, 4G LTE fixed mobile gateways, Home Automation and Monitoring systems, 10Gigabit Ethernet switches, and Unified Storage to be key new revenue drivers. From a long-term perspective, we are confident in the growth prospects we see in providing Internet connectivity devices for homes, and small and medium businesses. As the number of connected devices worldwide grows at an increasing rate, we expect to expand our business to meet the demands of our customers in each of the markets that we serve.”

Investor Conference Call / Webcast Details
NETGEAR will review the fourth quarter and full year 2012 results and discuss management's expectations for the first quarter of 2013 today, Tuesday, February 12, 2013 at 5 p.m. EDT (2 p.m. PDT). The dial-in number for the live audio call is (201) 689-8560. A live webcast of the conference call will be available on NETGEAR's website at http://

investor.netgear.com. A replay of the call will be available 2 hours following the call through midnight EDT (9 p.m. PDT) on Tuesday, February 19, 2013 by telephone at (858) 384-5517 and via the web at http://investor.netgear.com. The account number to access the phone replay is 407607.

About NETGEAR, Inc.
NETGEAR (NASDAQGM: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. For consumers, the company makes high performance, dependable and easy to use home networking, storage and digital media products to connect people with the Internet and their content and devices. For businesses, NETGEAR provides networking, storage and security solutions without the cost and complexity of Big IT. The company also supplies top service providers with retail proven, whole home solutions for their customers. NETGEAR products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. NETGEAR products are sold in approximately 35,000 retail locations around the globe, and through over 41,000 value-added resellers. The company's headquarters are in San Jose, Calif., with additional offices in over 25 countries. NETGEAR is an ENERGY STAR partner. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2013 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
NETGEAR Investor Relations
Christopher Genualdi
netgearIR@netgear.com
(408) 890-3520

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words "anticipate", "expect", "believe", "will", "may", "should", "estimate", "project", "outlook", "forecast" or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.'s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements, among others, regarding expectations on continuing to drive growth via aggressive new product introductions and the key new revenue drivers, expectations regarding our recent acquisition of the Sierra Wireless AirCard business driving global growth for our Service Provider Business Unit, expectations on fixed mobile broadband gateways, our commitment to pursuing growth opportunities, higher research and development expenditures, expectations on the 2013 non-GAAP tax rate, further reductions in spending among our existing service provider customers in the first half of 2013, growth in our Commercial Business Unit, expectations on our Retail Business Unit, our plans for 2013, expected net revenue and non-GAAP operating margin, and the expected expansion of our business to meet customer needs. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; channel inventory information reported is estimated based on the average number of weeks of inventory on hand on the last Saturday of the quarter, as reported by certain of NETGEAR's customers; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources; changes in the Company's stock price and developments in the business that could increase the Company's cash needs, fluctuations in foreign exchange rates, and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” pages 46 through 65, in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, filed with the Securities and Exchange Commission on November 6, 2012. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:
To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax benefits, where applicable. We believe non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

-Financial Tables Attached-

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$149,032	$208,898
Short-term investments	227,845	144,797
Accounts receivable, net	256,014	261,307
Inventories	174,903	163,724
Deferred income taxes	22,691	23,088
Prepaid expenses and other current assets	33,724	32,415
Total current assets	864,209	834,229
Property and equipment, net	19,025	15,884
Intangibles, net	27,621	20,956
Goodwill	100,880	85,944
Other non-current assets	22,834	14,357
Total assets	$1,034,569	$971,370

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$87,310	$117,285
Accrued employee compensation	18,338	26,896
Other accrued liabilities	126,255	120,480
Deferred revenue	27,645	40,093
Income taxes payable	1,382	4,207
Total current liabilities	260,930	308,961
Non-current income taxes payable	13,735	18,657
Other non-current liabilities	5,293	4,995
Total liabilities	279,958	332,613
Stockholders' equity:
Common stock	38	38
Additional paid-in capital	394,427	364,243
Cumulative other comprehensive income	4	23
Retained earnings	360,142	274,453
Total stockholders' equity	754,611	638,757
Total liabilities and stockholders' equity	$1,034,569	$971,370

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Net revenue	$310,436	$315,210	$309,155	$1,271,921	$1,181,018
Cost of revenue	219,058	217,522	214,182	888,368	811,572
Gross profit	91,378	97,688	94,973	383,553	369,446
Operating expenses:
Research and development	14,789	17,399	13,597	61,066	48,699
Sales and marketing	35,519	37,600	39,278	149,766	154,562
General and administrative	11,507	11,888	8,379	45,027	39,423
Restructuring and other charges	1,190	—	—	1,190	2,094
Litigation reserves, net	(30)	269	33	390	(201)
Total operating expenses	62,975	67,156	61,287	257,439	244,577
Income from operations	28,403	30,532	33,686	126,114	124,869
Interest income	154	109	127	498	477
Other income (expense), net	(153)	3,070	(198)	2,670	(1,136)
Income before income taxes	28,404	33,711	33,615	129,282	124,210
Provision for income taxes	12,325	9,920	10,780	42,743	32,842
Net income	$16,079	$23,791	$22,835	$86,539	$91,368

Net income per share:
Basic	$0.42	$0.62	$0.61	$2.27	$2.46
Diluted	$0.41	$0.61	$0.60	$2.23	$2.41

Weighted average shares outstanding used to compute net income per share:
Basic	38,293	38,162	37,590	38,057	37,121
Diluted	38,924	38,802	38,260	38,747	37,932

Stock-based compensation expense was allocated as follows:
Cost of revenue	$326	$473	$262	$1,347	$999
Research and development	721	778	603	2,787	2,476
Sales and marketing	1,128	1,238	1,187	4,751	5,136
General and administrative	1,391	1,530	1,376	5,487	5,151

NETGEAR, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Excluding amortization of purchased intangibles, stock-based compensation, restructuring and other charges, acquisition related compensation and expense, impact to cost of sales from acquisition accounting adjustments to inventory, litigation reserves, and gain on sale of cost method investment, net of tax.

(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Net revenue	$310,436	$315,210	$309,155	$1,271,921	$1,181,018
Cost of revenue	217,286	215,695	212,872	882,258	805,306
Gross profit	93,150	99,515	96,283	389,663	375,712

Operating expenses:
Research and development	14,068	16,621	12,994	58,279	46,183
Sales and marketing	34,391	36,362	38,091	145,015	149,426
General and administrative	9,283	10,358	7,003	38,707	34,272
Total operating expenses	57,742	63,341	58,088	242,001	229,881
Income from operations	35,408	36,174	38,195	147,662	145,831
Interest income	154	109	127	498	477
Other income (expense), net	(153)	(56)	(198)	(456)	(1,136)
Income before income taxes	35,409	36,227	38,124	147,704	145,172
Provision for income taxes	13,951	10,959	11,635	48,266	39,935
Net income	$21,458	$25,268	$26,489	$99,438	$105,237

Net income per share:
Basic	$0.56	$0.66	$0.70	$2.61	$2.83
Diluted	$0.55	$0.65	$0.69	$2.57	$2.77

Weighted average shares outstanding used to compute net income per share:
Basic	38,293	38,162	37,590	38,057	37,121
Diluted	38,924	38,802	38,260	38,747	37,932

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011

GAAP gross profit	$91,378	$97,688	$94,973	$383,553	$369,446
Amortization of intangible assets	1,446	1,354	1,048	4,763	4,658
Stock-based compensation expense	326	473	262	1,347	999
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	—	—	609
Non-GAAP gross profit	$93,150	$99,515	$96,283	$389,663	$375,712
Non-GAAP gross margin	30.0%	31.6%	31.1%	30.6%	31.8%

GAAP research and development	$14,789	$17,399	$13,597	$61,066	$48,699
Stock-based compensation expense	(721)	(778)	(603)	(2,787)	(2,476)
Acquisition related compensation and expense	—	—	—	—	(40)
Non-GAAP research and development	$14,068	$16,621	$12,994	$58,279	$46,183

GAAP sales and marketing	$35,519	$37,600	$39,278	$149,766	$154,562
Stock-based compensation expense	(1,128)	(1,238)	(1,187)	(4,751)	(5,136)
Non-GAAP sales and marketing	$34,391	$36,362	$38,091	$145,015	$149,426

GAAP general and administrative	$11,507	$11,888	$8,379	$45,027	$39,423
Stock-based compensation expense	(1,391)	(1,530)	(1,376)	(5,487)	(5,151)
Acquisition related compensation and expense	(833)	—	—	(833)	—
Non-GAAP general and administrative	$9,283	$10,358	$7,003	$38,707	$34,272

GAAP total operating expenses	$62,975	$67,156	$61,287	$257,439	$244,577
Stock-based compensation expense	(3,240)	(3,546)	(3,166)	(13,025)	(12,763)
Restructuring and other charges	(1,190)	—	—	(1,190)	(2,094)
Acquisition related compensation and expense	(833)	—	—	(833)	(40)
Litigation reserves, net	30	(269)	(33)	(390)	201
Non-GAAP total operating expenses	$57,742	$63,341	$58,088	$242,001	$229,881

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011

GAAP operating income	$28,403	$30,532	$33,686	$126,114	$124,869
Amortization of intangible assets	1,446	1,354	1,048	4,763	4,658
Stock-based compensation expense	3,566	4,019	3,428	14,372	13,762
Restructuring and other charges	1,190	—	—	1,190	2,094
Acquisition related compensation and expense	833	—	—	833	40
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	—	—	609
Litigation reserves, net	(30)	269	33	390	(201)
Non-GAAP operating income	$35,408	$36,174	$38,195	$147,662	$145,831
Non-GAAP operating margin	11.4%	11.5%	12.4%	11.6%	12.3%

GAAP other income (expense),net	$(153)	$3,070	$(198)	$2,670	$(1,136)
Gain on sale of cost method investment	—	(3,126)	—	(3,126)	—
Non-GAAP other income (expense), net	$(153)	$(56)	$(198)	$(456)	$(1,136)

GAAP net income	$16,079	$23,791	$22,835	$86,539	$91,368
Amortization of intangible assets	1,446	1,354	1,048	4,763	4,658
Stock-based compensation expense	3,566	4,019	3,428	14,372	13,762
Restructuring and other charges	1,190	—	—	1,190	2,094
Acquisition related compensation and expense	833	—	—	833	40
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	—	—	609
Litigation reserves, net	(30)	269	33	390	(201)
Gain on sale of cost method investment	—	(3,126)	—	(3,126)	—
Tax effect	(1,626)	(1,039)	(855)	(5,523)	(7,093)
Non-GAAP net income	$21,458	$25,268	$26,489	$99,438	$105,237

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011

NET INCOME PER DILUTED SHARE:
GAAP net income per diluted share	$0.41	$0.61	$0.60	$2.23	$2.41
Amortization of intangible assets	0.04	0.03	0.03	0.12	0.12
Stock-based compensation expense	0.09	0.10	0.09	0.37	0.36
Restructuring and other charges	0.03	—	—	0.03	0.06
Acquisition related compensation and expense	0.02	—	—	0.02	0.00
Impact to cost of sales from acquisition accounting adjustments to inventory	—	—	—	—	0.02
Litigation reserves, net	0.00	0.01	0.00	0.01	(0.01)
Gain on sale of cost method investment	—	(0.08)	—	(0.08)	—
Tax effect	(0.04)	(0.02)	(0.03)	(0.13)	(0.19)
Non-GAAP net income per diluted share	$0.55	$0.65	$0.69	$2.57	$2.77

SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory and headcount)
(Unaudited)

	Three Months Ended
	December 31, 2012	September 30, 2012	July 1, 2012	April 1, 2012	December 31, 2011

Cash, cash equivalents and short-term investments	$376,877	$362,420	$360,428	$369,420	$353,695
Cash, cash equivalents and short-term investments per diluted share	$9.68	$9.34	$9.34	$9.58	$9.24

Accounts receivable, net	$256,014	$248,862	$271,769	$249,208	$261,307
Days sales outstanding (DSO)	76	72	77	70	76

Inventories	$174,903	$178,916	$152,820	$134,314	$163,724
Ending inventory turns	5.0	4.9	5.9	6.7	5.2

Weeks of channel inventory:
U.S. retail channel	8.8	9.8	12.3	9.8	7.3
U.S. distribution channel	10.2	8.4	8.6	8.6	9.0
EMEA distribution channel	4.4	4.4	4.1	5.0	5.4
APAC distribution channel	7.2	4.7	5.7	5.6	6.7

Deferred revenue	$27,645	$28,205	$25,478	$25,156	$40,093

Headcount	850	854	818	810	791
Non-GAAP diluted shares	38,924	38,802	38,595	38,576	38,260

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Year Ended
	December 31, 2012		September 30, 2012		December 31, 2011		December 31, 2012		December 31, 2011
Americas	$169,979	54%	$177,647	56%	$156,574	51%	$679,419	53%	$587,056	50%
EMEA	110,460	36%	104,368	33%	125,027	40%	457,724	36%	477,713	40%
APAC	29,997	10%	33,195	11%	27,554	9%	134,778	11%	116,249	10%
Total	$310,436	100%	$315,210	100%	$309,155	100%	$1,271,921	100%	$1,181,018	100%

NET REVENUE BY SEGMENT

	Three Months Ended						Year Ended
	December 31, 2012		September 30, 2012		December 31, 2011		December 31, 2012		December 31, 2011
Retail	$138,539	44%	$123,457	39%	$129,719	42%	$504,797	40%	$481,795	41%
Commercial	73,447	24%	79,240	25%	83,646	27%	307,945	24%	331,439	28%
Service Provider	98,450	32%	112,513	36%	95,790	31%	459,179	36%	367,784	31%
Total	$310,436	100%	$315,210	100%	$309,155	100%	$1,271,921	100%	$1,181,018	100%